EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 and S-3 of our report dated February 6,1995, which appears on page 14 of the 1994 Curtiss-Wright Corporation Annual Report, which is incorporated by reference in the Curtiss-Wright Corporation Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.

s/Price Waterhouse LLP
  Price Waterhouse LLP
  Morristown, New Jersey
  August 10, 1995









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